                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                      AEG Holdings, LLC

Address of Joint Filer:                   9800 Wilshire Blvd.
                                          Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:    10% Owner; Director

Issuer Name and Ticker or Trading Symbol: Luminar Technologies, Inc. [LAZR]

Date of Event Requiring Statement:
(Month/Day/Year):                         12/2/2020

Designated Filer:                         AEG Holdings, LLC

Name of Joint Filer:                      Alec Gores

Address of Joint Filer:                   c/o AEG Holdings, LLC
                                          9800 Wilshire Blvd.
                                          Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:    10% Owner; Director; Officer
                                          (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol: Luminar Technologies, Inc. [LAZR]

Date of Event Requiring Statement:
(Month/Day/Year):                         12/2/2020

Designated Filer:                         AEG Holdings, LLC